As filed with the Securities and Exchange Commission on July __, 2012 Registration No. 333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________________________

 FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_________________________________

 TOR MINERALS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

                        Delaware                                                                                                                    74-2081929
                (State or other jurisdiction of                                                                                            (I.R.S. Employer
                incorporation or organization)                                                                                          Identification No.)

722 Burleson Street
Corpus Christi, Texas 78402
(Address of principal executive offices, including zip code)

_________________________________

2000 INCENTIVE PLAN FOR

TOR MINERALS INTERNATIONAL, INC.

(Full title of the plan)

__________________________________

L. Steven Leshin, Esq.

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas  75202

(Name and address of agent for service)

(214) 979-3000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b‑2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)(3)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (3)
Common Stock, par value $.25 per share	290,000	$14.545	$4,218,050	$483.39

(1)  Represents additional shares of common stock, par value $.25 per share (the "Common Stock"), issuable pursuant to the 2000 Incentive Plan for TOR Minerals International, Inc., as amended (the "Plan").  Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)  Estimated solely for the purpose of computing the registration fee.

(3)  Calculated pursuant to Rule 457(c) and (h) of the Securities Act. Accordingly, the amount of the registration fee is calculated based upon 290,000 shares of Common Stock reserved for issuance under the Plan at a price of $14.545, which is the average of the high and low price per share of Common Stock on the NASDAQ Capital Market on July 27, 2012.

EXPLANATORY STATEMENT

This Registration Statement (this "Registration Statement") is being filed by TOR Minerals International, Inc. (the "Corporation") to register an additional 290,000 shares of common stock, par value $0.25 per share (the "Common Stock"), for issuance under the 2000 Incentive Plan for TOR Minerals International, Inc., as amended (the "Plan").  Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement on Form S-8 (File No. 333-37878) concerning the Plan is incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

 Item 1.   Plan Information *

 Item 2.   Registrant Information and Employee Plan Annual Information *

*              Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

                The Corporation hereby incorporates by reference in this Registration Statement the following documents previously filed by the Corporation pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Commission:

                (1)           the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on March 12, 2012;

                (2)           the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the Commission on May 3, 2012;

                (3)           the Corporation's Current Reports on Form 8-K filed with the Commission (other than information and exhibits included in such Current Reports on Form 8-K that have been furnished and not filed in accordance with the rules and regulations of the Commission) on February 3, 2012, March 5, 2012, March 5, 2012, April 19, 2012, May 4, 2012, May 14, 2012, May 16, 2012, May 17, 2012, May 21, 2012 and May 21, 2012; and

                (4)           the description of the Common Stock set forth in the Registration Statement on Form 8-A filed with the Commission on December 14, 1988, including any amendment or report filed for the purpose of updating such description.

                All documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

                Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                Any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the Commission, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this Registration Statement.

Item 4.   Description of Securities

                Not applicable.

Item 5.   Interests of Named Experts and Counsel

                Not applicable.

Item 6.   Indemnification of Directors and Officers

                Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

                Section 145(b) of the DGCL provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                Section 145(g) of the DGCL provides, in general, that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person's status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of Section 145 of the DGCL.

                Article III of the Corporation's bylaws provides for indemnification to the fullest extent permissible under Delaware law for any person who is or was a director or officer of the Corporation who is or was a party or threatened to be made a party in any proceeding, whether formal or informal, civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the Corporation.  Pursuant to the Corporation's bylaws, the Corporation may maintain a directors' and officers' insurance policy which insures the directors and officers of the Corporation against liability asserted against such persons in such capacity.

                The foregoing is only a general summary of certain aspects of the DGCL and the Corporation's bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL and Article III of the bylaws of the Corporation.

Item 7.   Exemption from Registration Claimed

                Not applicable.

Item 8.  Exhibits

Exhibit No.	Description
4.1

Certificate of Incorporation of the Corporation, as amended through February 28, 2010 (incorporated herein by reference to Exhibit 3.1 to the Corporation's Annual Report on Form 10-K for the year  ended December 31, 2009)

4.2

Bylaws of the Corporation, as amended through February 28, 2010 (incorporated herein by reference to Exhibit 3.1 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010)

4.3	Second Amendment to the 2000 Incentive Plan of the Corporation
4.4	Third Amendment to the 2000 Incentive Plan of the Corporation
5.1	Opinion of Hunton and Williams LLP
23.1	Consent of Hunton and Williams LLP (included in Exhibit 5.1)
23.2	Consent of UHY LLP
24.1	Power of Attorney (included with the signature page of this Registration Statement)

Item 9.  Undertakings

1.             The Corporation hereby undertakes:

                (a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                (i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                                (ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                                (iii)          To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Corporation pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                (b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.             The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, State of Texas, on July 30, 2012.

TOR MINERALS INTERNATIONAL, INC.
By:
Barbara Russell, Chief Financial Officer

POWER OF ATTORNEY

                KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below on behalf of TOR Minerals International, Inc., a Delaware Corporation, hereby constitutes and appoints [Olaf Karasch] and [Barbara Russell], and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done the same or any of the foregoing by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date
BERNARD A. PAULSON Bernard A. Paulson	Chairman of the Board and Director	July 30, 2012
OLAF KARASCH Olaf Karasch	Chief Executive Officer, President and Director (Principal Executive Officer)	July 30, 2012
BARBARA RUSSELL Barbara Russell	Secretary, Treasurer, Chief Financial Officer (Principal Financial and Accounting Officer)	July 30, 2012
CHIN YONG TAN Chin Yong Tan	Director	July 30, 2012
STEVEN E. PAULSON Steven E. Paulson	Director	July 30, 2012
THOMAS W. PAUKEN Thomas W. Pauken, Esq.	Director	July 30, 2012
DOUGLAS M. HARTMAN Douglas M. Hartman	Director	July 30, 2012
DAVID A. HARTMAN David A. Hartman	Director	July 30, 2012
JULIE BUCKLEY Julie Buckley	Director	July 30, 2012

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit No.	Description
4.1

Certificate of Incorporation of the Corporation, as amended through February 28, 2010 (incorporated herein by reference to Exhibit 3.1 to the Corporation's Annual Report on Form 10-K for the year  ended December 31, 2009)

4.2

Bylaws of the Corporation, as amended through February 28, 2010 (incorporated herein by reference to Exhibit 3.1 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010)

4.3	Second Amendment to the 2000 Incentive Plan of the Corporation
4.4	Third Amendment to the 2000 Incentive Plan of the Corporation
5.1	Opinion of Hunton and Williams LLP
23.1	Consent of Hunton and Williams LLP (included in Exhibit 5.1)
23.2	Consent of UHY LLP
24.1	Power of Attorney (included with the signature page of this Registration Statement)